Exhibit 10.2

AMENDED AND RESTATED

UNIVERSAL HEALTH SERVICES, INC.

2010 EMPLOYEES’ RESTRICTED STOCK PURCHASE PLAN

1. Purpose. The purpose of this 2010 Employees’ Restricted Stock Purchase Plan (the “Plan”), is to secure for Universal Health Services, Inc. (the “Company”) the benefits of the additional incentive resulting from the ownership of its Shares of Class B Common Stock, par value $.01 per share (the “Shares”), by selected employees of, and consultants to, the Company or its subsidiaries (for convenience such persons are hereinafter collectively referred to as “employees”) who are important to the success and the growth of the business of the Company and its subsidiaries, and to help the Company and its subsidiaries secure and retain the services of such persons.

2. Restricted Stock Committee. The Plan will be administered by the compensation committee of the Company’s Board of Directors (the “Board”), or such other committee of directors designated by the Board (the “Committee”), provided that all of said designated directors qualify as “non-employee directors” (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended) and as “outside directors” (within the meaning of Treas. Reg. Section 1.162-27(e)(3)).

3. Shares Subject to Plan. Subject to the adjustment provisions of paragraph 12, the number of shares of Class B Common Stock which may be issued or sold under the Plan shall not exceed 600,000. Shares sold under the Plan may be authorized and unissued Shares of Class B Common Stock, issued Shares of Class B Common Stock held in the Company’s treasury, or both. Should any Shares sold pursuant to the Plan be forfeited or repurchased by the Company, such Shares shall again become available for sale hereunder. Any Shares surrendered to the Company for the satisfaction of applicable tax withholding will not be so available. All awards of restricted stock under the Plan are deemed issued and outstanding for all purposes. Subject to adjustment under paragraph 12, the number of shares of Class B Common Stock which may be issued or sold under the Plan to any employee during any calendar year shall not exceed 100,000.

4. Employees Eligible. Shares may be sold pursuant to the Plan to all employees and consultants of the Company and its subsidiaries (including officers of the Company or any of its subsidiaries whether or not they are also directors of the Company or any of its subsidiaries). For purposes of the Plan, “subsidiary” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). In making determinations as to whom Shares should be sold, the Committee shall take into consideration an employee’s present and potential contribution to the success of the Company and its subsidiaries and such other factors as the Committee may deem proper and relevant.

5. Purchase of Shares, Price and Delivery of Payment. Subsequent to a determination by the Committee that Shares shall be sold pursuant to the Plan, the Company or a subsidiary shall deliver to the employee a letter advising him of such determination. Within 30 days of the date of such letter (or such later time as may be determined by the Committee), the employee must complete the Restricted Stock Purchase Agreement enclosed therewith and return it to the Company along with payment in full by cash or check. The price of each Share sold pursuant to the Plan shall be the par value thereof at the time of sale. Prior to delivery by an employee to the Company of a completed Restricted Stock Purchase Agreement and payment in full for the Shares, the Committee may, at its discretion, revoke its decision to sell Shares to an employee.

6. Restrictions. All Shares sold pursuant to the Plan shall be sold subject to a Restricted Stock Purchase Agreement which gives the Company the right to repurchase all or a portion of such Shares, for an amount equal to the price paid by the employee, in the event that the employee’s employment terminates for any reason (subject to any exceptions as the Committee may specify) before such restrictions lapse pursuant to the vesting conditions set forth in such Restricted Stock Purchase Agreement. Each employee shall also be required to agree that all Shares purchased by the employee pursuant to the Plan are purchased for investment purposes and not for the purpose of resale or other distribution thereof. Restricted stock awards made under the Plan must provide for a vesting period of at least one year from the date of grant.

Notwithstanding the foregoing, in the event that an employee of the Company or one of its subsidiaries who has purchased Shares under the plan terminates his employment with such employer and immediately commences employment with the Company or a different subsidiary thereof, such event shall not be treated as a termination of employment under the Plan, and the Company’s repurchase rights with respect to such Shares shall not be triggered by such event. Upon the termination of employment in such cases, the Restricted Stock Purchase Agreement entered into between such employee and his employer may be assumed by the new employer or cancelled and replaced by a new Restricted Stock Purchase Agreement between the transferring employee and the employer.

7. Performance-Based Awards. The provisions of this paragraph 7 will apply to awards under the Plan that are intended to generate “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of the Code). Awards made under this paragraph will be interpreted and construed accordingly.

(a) Shares issued or sold pursuant to this paragraph 7 shall be subject to such performance-based conditions as the Committee deems appropriate, consistent with the requirements of this paragraph and Section 162(m) of the Code. A performance condition established by the Committee in connection with a sale or issuance of Shares pursuant to this paragraph must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the condition is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date (when fulfillment is substantially uncertain) as may be permitted under Section 162(m) of the Code, and (3) based on one or more of the following performance criteria:

(i) attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

(ii) attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits;

(iii) attainment of certain target levels of, or a specified increase in, operational cash flow;

(iv) achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(v) attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations;

(vi) attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital;

(vii) attainment of certain target levels of, or a percentage increase in, after-tax return on stockholders’ equity;

(viii) attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;

(ix) attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; and

(x) growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends.

In setting performance goals, the Committee may express such factors in absolute or relative terms and may apply such factors with respect to performance by the Company, any subsidiary, any division and/or any other business unit as the Committee may determine. If and to the extent permitted under Section 162(m) of the Code, performance conditions may be determined without regard to (or adjusted for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period. The Committee may not delegate any responsibility with respect to the establishment or certification of the achievement of performance conditions to which awards covered by this paragraph are subject.

(b) Upon the expiration of the performance period applicable to a performance-based award, the Committee will certify in writing the extent to which the performance conditions applicable to the award and any other material terms were in fact achieved and the percentage of such award that has been earned.

(c) The Board of Directors may re-submit the performance goals contained in this Section 7 for shareholder approval from time to time in order to satisfy the shareholder approval conditions relating to the for exemption of Plan compensation from the deduction limitations of Section 162(m) of the Code, it being understood that, under current law, such re-submission would first be required to be made at the first meeting of stockholders of the Company (or any adjournment or postponement thereof) in 2015.

8. Change in Control.

(a) Effect of a Change in Control. If a “Change in Control” (as defined below) occurs, the parties to the Change in Control may agree that outstanding restricted Share awards shall be assumed by, or converted into an award with respect to shares of common stock of, the successor or acquiring company (or a parent company thereof). In the event that the successor company does not assume or substitute any such outstanding award, the vested Shares covered by such award will be entitled to participate in the Change in Control transaction on the same basis as any other stockholder or the award may be cancelled immediately prior to the Change in Control in exchange for the right to receive an amount equal to the per Share consideration received by the holders of outstanding Shares in the Change in Control transaction. The Board may in its sole discretion accelerate, in whole or in part, the vesting of any outstanding Award upon the occurrence of a Change in Control, whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied and whether or not the Award is otherwise assumed or substituted by the successor company.

(b) Definition of Change in Control. For purposes hereof, a “Change in Control” of the Company shall be deemed to occur upon the occurrence of any of the following events:

(i) completion of a consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which each class of the Company’s common stock would be converted into cash, securities or other property, other than (a) a consolidation or merger of the Company in which the holders of each class of common stock immediately prior to the consolidation or merger have the same proportionate ownership and voting power with respect to the common stock of the surviving corporation immediately after the consolidation or merger, or (b) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger;

(ii) consummation of a plan of complete liquidation or dissolution of the Company or of a sale or disposition by the Company of all or substantially all of the Company’s assets, in one transaction or a series of related transactions, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which is owned by stockholders of the Company in substantially the same proportion as their ownership of the Company immediately prior to such sale;

(iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than (1) persons or their family members or affiliates which have such voting power on the date of adoption of this Third Amended and Restated Stock Incentive Plan, or (2) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of the voting securities of the Company other than pursuant to a plan or arrangement entered into by such person and the Company; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

9. Transferability. No Shares subject to repurchase by the Company may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated, by the purchase of such Shares. Any attempt to do any of the foregoing shall be null and void and may cause the immediate forfeiture of such Shares.

10. Right to Terminate Employment or Service. Nothing in the Plan or in any Restricted Stock Purchase Agreement shall confer upon any employee the right to continue in the employment or other service of the Company or affect the right of the Company to terminate the employee’s employment or other service at any time, subject, however, to the provisions of any agreement between the Company and the employee.

11. Withholding. Notwithstanding anything to the contrary contained herein, the vesting or lapse of the Company’s repurchase right with respect to Shares issued hereunder shall be subject to and conditioned upon the satisfaction by the employee of applicable tax withholding obligations. The Company and its subsidiaries may require the employee to remit an amount sufficient to satisfy applicable withholding taxes and/or deduct or withhold all or part of such amount from any payments otherwise payable to the employee (whether or not under this Plan). The Committee, acting in its sole and absolute discretion, may permit an employee to satisfy the employee’s tax withholding obligation arising with respect to the vesting of Shares by surrendering (or having the Company retain) Shares that would otherwise become unrestricted, provided, however, that the fair market value of the Shares so surrendered or retained (on the date the applicable tax withholding is satisfied) for the satisfaction of applicable tax withholding shall not be greater than the minimum amount required to be withheld pursuant to applicable law.

12. Adjustment Upon Changes in Capitalization, etc. In the event of one or more stock splits, reverse stock splits, stock dividends, reclassifications, recapitalizations or any other change in the character or amount of the Company’s Shares, the number, kind and purchase price of Shares which may thereafter be sold under the Plan and the number of Shares that may be issued or sold to any individual employee during any calendar year shall be adjusted as determined by the Board, in its sole discretion, to give effect thereto, and all new, substituted or additional securities to which any employee may become entitled by reason of the employee’s ownership of Shares previously purchased or issued pursuant to the Plan shall be subject to the terms of the Plan and the Restricted Stock Purchase Agreement under which such Shares were purchased or issued.

13. Claw Back Conditions. Notwithstanding anything to the contrary contained herein or in an Award agreement, each Award shall be subject to any incentive compensation claw back policies that may be adopted by the Company (whether or not adopted prior to the date of such Award) as in effect at any time and from time to time, and, as applicable, to the claw back requirements of Section 954 of the Dodd-Frank Act.

14. Amendment or Termination of Plan. The Board of Directors shall have the authority to amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall adversely affect the rights of any employee with respect to Shares previously sold hereunder. Notwithstanding the above, no amendment to the Plan will become effective without the approval of the Company’s stockholders if such amendment would increase the number of shares which may be issued under the Plan or if such approval is necessary or desirable to comply with applicable law or exchange requirements.

15. Expiration of the Plan. Unless sooner terminated by the Board of Directors, shares may be sold under this Amended and Restated Plan at any time and from time to time, prior to the tenth anniversary of the date such amendment and restatement is adopted. Any Shares sold under the Plan that remain outstanding on or after such expiration date shall remain subject to the terms of the applicable Restricted Stock Purchase Agreement and the Plan until any restrictions thereon have lapsed or they have been repurchased by the Company.

16. Effective Date of Amended and Restated Plan. This amended and restated Plan was adopted by the Board of Directors on March 18, 2015, subject nevertheless to approval by the Company’s stockholders at the 2015 Annual Meeting of Stockholders.